UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

July 28, 2023

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

Agreement and Plan of Merger

On July 28, 2023, Reprints Desk, Inc. (“Reprints Desk”), a Delaware corporation and a wholly-owned subsidiary of Research Solutions, Inc. (the “Registrant”), Research Solutions Acquisition Corp 1, a Delaware corporation and a wholly-owned subsidiary of Reprints Desk (“Merger Sub”), Resolute Innovation, Inc., a Delaware corporation (“Resolute Innovation”), the Registrant solely for purposes of guaranteeing the obligations of Reprints Desk and Merger Sub, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the stockholder representative (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Resolute Innovation, with Resolute Innovation continuing as the surviving entity (the “Merger”).

Merger Consideration

The closing consideration consists of (i) an amount of cash equal to $2.1 million, deposited with the payments administrator for distribution to Resolute Innovation’s equity holders as further set forth in the Merger Agreement, (ii) payoff of Resolute Innovation’s indebtedness and unpaid transaction expenses, (iii) $0.2 million paid to the Stockholder Representative to cover certain of its expenses, (iv) $400,000 paid to Acquiom Clearinghouse LLC as escrow agent to hold in accordance with the Escrow Agreement among Acquiom Clearinghouse LLC, Reprints Desk, and Stockholder Representative, solely in its capacity as the stockholder representative, to secure Resolute Innovation’s stockholders indemnification obligations under the Merger Agreement and (v) $150,000 as a purchase price adjustment holdback amount which Reprints Desk will retain in accordance with the terms of the Merger Agreement (the “Closing Consideration”). The Closing Consideration is subject to customary purchase price adjustments set forth in the Merger Agreement relating to cash, net working capital, indebtedness, and transaction expenses of Resolute Innovation as of the closing of the Merger.

In addition to the Closing Consideration, the Merger Agreement includes an earnout equal to (1) the product of (A) three and one half (3.5) multiplied by (B) Ending Annual Recurring Revenue (as defined in the Merger Agreement), minus (2) the Enterprise Value, as defined in the Merger Agreement (the “Earnout Amount”, and together with the Closing Consideration, the “Merger Consideration”). The Earnout Amount shall be paid in eight equal installments over the following eight quarters commencing on the first business day of the month immediately following the month in which the Earnout Amount is finally determined.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties by Reprints Desk, Merger Sub and Resolute Innovation. The Merger Agreement also contains customary covenants and agreements relating to (i) general indemnification (ii) six year officer and director indemnification and (iii) the operations of the business of Resolute Innovation after the closing.

The obligations of the parties to consummate the Merger were subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among other conditions, the execution of payoff letters memorializing the release of liens on Resolute Innovation’s assets, in forms acceptable to Reprints Desk.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant, Reprints Desk, Resolute Innovation, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Resolute Innovation, on the one hand, and Reprints Desk and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between Resolute Innovation, on the one hand, and Reprints Desk and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Resolute Innovation, Reprints Desk, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

On July 31, 2023, the Registrant issued a press release announcing the execution of the Merger Agreement and related matters. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
	Number	Description

	2.1*	Agreement and Plan of Merger by and among Reprints Desk, Inc., Research Solutions Acquisition Corp 1, Research Solutions, Inc., as Parent Guarantor, Resolute Innovation, Inc. and Shareholder Representative Services LLC dated as of July 28, 2023.
	99.1	Press Release dated July 31, 2023.
	104	Cover Page Interactive Data File (embedded as Inline XBRL document).

*Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: July 31, 2023	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer